UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2008
WILLIS HRH, INC.
(Exact name of registrant as specified in its charter)

0-15981 (Commission file numbers)	Virginia (State or other jurisdiction of incorporation)	54-1194795 (I.R.S. Employer Identification No.)
c/o Willis Group Holdings Limited
One World Financial Center
200 Liberty Street
New York, NY 10281
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (212) 915-8899
Hilb Rogal & Hobbs Company
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Martin L. Vaughan, III and Michael Crowley
On September 30, 2008, Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.) (the “Company”), a wholly-owned subsidiary of Willis Group Holdings Limited (“Willis”) entered into an employment agreement with Michael Crowley whereby, following the consummation of the merger between Hilb Rogal & Hobbs Company (“HRH”) and the Company (the “Merger”), pursuant to which the Company will be the surviving corporation, Mr. Crowley, who was the President and Chief Operating Officer of HRH prior to the Merger, will be employed as the President of the Company. Mr. Crowley also will serve on the executive committee of Willis (the “Executive Committee”). Additionally, on October 1, 2008, the Company entered into an employment agreement with Martin L. Vaughan, III whereby, following the consummation of the Merger, Mr. Vaughan, who was the Chairman and Chief Executive Officer of HRH, will be employed as the Vice Chairman of Willis and the Executive Vice President of the Company for a term of one year.
Pursuant to his employment agreement, Mr. Crowley will be paid a monthly salary of $45,833.33 as well as annual bonuses commensurate with other members of the Executive Committee who are regularly employed and reside within the United States (the “Peer Executives”). Mr. Crowley will be eligible to participate in those employee benefits and programs commensurate with the Peer Executives.
Mr. Vaughan’s employment agreement provides that he will be paid a monthly salary of $54,166.66 as well as a conditional bonus of $500,000 based on performance targets described in his employment agreement. If Mr. Vaughan does not attain such performance targets, any bonus paid to him will be at the Company’s sole discretion. Furthermore, Mr. Vaughan will be eligible to participate in those employee benefits and programs commensurate with similarly situated executives who are regularly employed and reside in the United States.
Each of Mr. Vaughan and Mr. Crowley will also be entitled to receive stock option incentives to purchase 50,000 shares of common stock of Willis under the Willis Partners Plan subject to the terms of the Willis Group Holdings Limited 2008 Share Purchase and Option Plan.
Each of their employment agreements contain standard provisions relating to termination of employment with entitlement to certain severance payments and/or benefits upon certain types of termination of employment. In addition, the employment agreements contain standard restrictive covenants such as confidentiality obligations and non-solicitation covenants. Lastly, each of Mr. Crowley and Mr. Vaughan’s employment agreements acknowledges certain payment obligations that are owed to them in connection with the Merger under their respective Amended and Restated Change of Control Employment Agreements, dated as of July 30, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS HRH, INC.
By:	/s/ Debra Enderle
	Name:	Debra Enderle
	Title:	Vice President

Date: October 6, 2008